EXHIBIT 23 (a)
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       CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

As independent chartered accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 2002 included in the ENERGY & ENGINE TECHNOLOGY CORPORATION Form 10-KSB, and to all references to our Firm included in this registration statement.



/s/ Parker & Co.
Independent Chartered Accountants